As filed with the Securities and Exchange Commission on April 4, 2022

Registration Statement No. 333-261735

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QSAM Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2842	20-1602779
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

QSAM Biosciences, Inc.

9442 Capital of Texas Hwy N, Plaza 1, Suite 500

Austin, TX 78759

Tel: (512) 343-4558

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas R. Baum

Chief Executive Officer

QSAM Biosciences, Inc.

9442 Capital of Texas Hwy N, Plaza 1, Suite 500

Austin, TX 78759

Tel: (512) 343-4558

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel D. Mayersohn, Esq. Rasika A. Kulkarni, Esq. Dickinson Wright PLLC 350 East Las Olas Blvd Suite 1750, Ft. Lauderdale FL 33301 Tel. (954) 991-5426 Fax: (844) 670-6009	Gregory Sichenzia, Esq. Marcelle S. Balcombe, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas 31st Floor New York, NY 10036 Tel.: (212) 930-9700 Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-261735) is to file Exhibit 107, as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the cover page, this explanatory note, Item 16 of Part II and the signature page to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits - Our audited financial statements are included in the preliminary prospectus.

Exhibit Number	Description
1.1	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Form 8-K filed December 15, 2015 and Form 8-K filed December 23, 2010)
3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated November 18, 2015
3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated August 18, 2017
3.4	Certificate of Amendment of the Amended and Restated Articles of Incorporation of Q2Earth, Inc. (incorporated by reference to the Form 8-K dated September 11, 2020)
3.5	Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated March 4, 2022 (incorporated by reference to the Form 8-K dated March 9, 2022)
3.6	Amended and Restated Bylaws Dated March 23, 2022
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock (incorporated by reference to the Form 8-K filed November 18, 2015)
4.2	Certificate of Designation for the Series B Convertible Preferred Stock (incorporated by reference to Form 8-K dated December 31, 2020)
4.3	Certificate of Designation for the Series E-1 Incentive Preferred Stock (incorporated by reference to Form 8-K dated December 31, 2020)
4.4	Form of Representative’s Warrant (included as Exhibit B to the Form of Underwriting Agreement Filed as Exhibit 1.1)
4.5	Form of Pre-Funded Warrant
4.6	Form of Certificated Warrant (included as Annex C to the Warrant Agent Agreement filed as Exhibit 10.20)
5.1	Opinion of Dickinson Wright PLLC
10.1	2016 Omnibus Equity Incentive Plan (incorporated by reference to the Form 10-K filed for the year ended December 31, 2017)
10.2	Employment Agreement with Christopher Nelson (incorporated by reference to the Form 10-K filed for the year ended December 31, 2017)
10.3	Patent and Technology License Agreement and Trademark Assignment between IGL Pharma, Inc. and QSAM Therapeutics Inc., dated April 20, 2020 (incorporated by reference to the Form 8-K dated April 24, 2020)
10.4	Consulting and Confidentiality Agreement by and between IGL Pharma, Inc. and QSAM Therapeutics Inc., dated April 20, 2020 (incorporated by reference to the Form 8-K dated April 24, 2020)
10.5	Omnibus Separation Agreement, dated November 6, 2020, between the Company and Earth Property Holdings, LLC (incorporated by reference to the Form 8-K dated November 6, 2020)
10.6	Employment Agreement dated November 6, 2020, between the Company and C. Richard Piazza (incorporated by reference to the Form 8-K dated November 6, 2020)
10.7	Employment Agreement dated November 6, 2020, between the Company and Douglas Baum (incorporated by reference to the Form 8-K dated November 6, 2020)
10.8	Form of Issuance Agreement for the Series E-1 Incentive Preferred Stock (incorporated by reference to the Form 8-K dated December 31, 2020)
10.9	Form of Securities Purchase Agreement for Series B Convertible Preferred Stock (incorporated by reference to the Form 8-K dated January 28, 2021)
10.10	Form of Warrant for purchase of shares of common stock in connection with Series B offering (incorporated by reference to the Form 8-K dated January 28, 2021)
10.11	Form of Convertible Note (incorporated by reference to the Form 8-K dated December 8, 2021)
10.12	Form of Warrant for purchase of shares of common stock in connection with Convertible Note offering (incorporated by reference to the Form 8-K dated December 8, 2021)
10.13	First Amendment to the Patent and Technology License Agreement and Trademark Assignment between IGL Pharma, Inc. and QSAM Therapeutics Inc., dated April 20, 2020 effective November 17, 2021 (incorporated by reference to the Form 8-K dated November 30, 2021)
10.14	Amended and restated employment agreement dated December 6, 2021 with Christopher Nelson (incorporated by reference to the Form 8-K dated December 10, 2021)
10.15	Amended and restated employment agreement dated December 6, 2021 with Douglas R. Baum (incorporated by reference to the Form 8-K dated December 10, 2021)
10.16	Amended and restated employment agreement dated December 6, 2021 with Richard C. Piazza (incorporated by reference to the Form 8-K dated December 10, 2021)
10.17	Employment agreement dated March 3, 2022 with Adam King (incorporated by reference to the Form 8-K dated March 4, 2022)
10.18	Exchange Agreement and Plan of Reorganization dated December 6, 2021 (incorporated by reference to the Form 8-K dated December 10, 2021)
10.19	Independent Director Compensation Plan (incorporated by reference in the Form 8-K dated January 28, 2022)
10.20	Form of the Warrant Agent Agreement with Transfer Online, Inc.
14	Code of Ethics
21	List of Subsidiaries
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Dickinson Wright PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on Signature Page)
99.1	Consent of Jeffrey M. Soinski
107*	Filing Fee Table

*	Filed herewith. All other documents have been previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, Texas, on the 4th day of April, 2022.

QSAM Biosciences Inc.

By:	/s/ Douglas Baum
Douglas R. Baum
Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of QSAM Biosciences, Inc. hereby constitute and appoint Douglas Baum and Christopher Nelson, and each of them, any of whom may act without joinder of the other, as the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Douglas Baum	Chief Executive Officer and Director	April 4, 2022
Douglas R. Baum	(Principal Executive Officer)

/s/ Adam King	Chief Financial Officer	April 4, 2022
Adam King	(Principal Accounting and Financial Officer)

/s/ C. Richard Piazza	Executive Chairman	April 4, 2022
C. Richard Piazza

/s/ Charles J. Link Jr.	Director	April 4, 2022
Charles J. Link, Jr.

/s/ Adriann Sax	Director	April 4, 2022
Adriann Sax

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